Commercial Contract

FLORIDA ASSOCIATION OF REALTORS®

1. PURCHASE AND SALE: OMEGA COMMERCIAL FINANCE CORPORATION, "OMEGA" ("Buyer") agrees to buy and CLUB INVESTMENT GROUP, LLC ("Seller") agrees to sell the property described as: Street Address:
983 WASHINGTON AVE, MIAMI BEACH FL 33139

Legal Description:
3 54 42 34 53 42 OCEAN BEACH ADD NO 2 PB 2-56 LOT 16 BLK 31 LOT SIZE 50.000 X 130

and the following Personal Property:

(all collectively referred to as the "Property") on the terms and conditions set forth below. **The "Effective Date" of this Contract is the date on which the last of the Parties signs the latest offer. Time is of the essence in this Contract.** Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal holidays and any time period ending on a Saturday, Sunday or national legal holiday will be extended until 5:00 p.m. of the next business day.

2. PURCHASE PRICE: $ 11,500,000.00

(a) Deposit held in escrow by Sterling Business Law	$ 30,000.00
(b) Additional deposit to be made within ______ days from Effective Date	$ ______
(c) Total mortgages (as referenced in Paragraph 3)	$ ______
(d) Other: ______	$ ______
(e) Balance to close, subject to adjustments and prorations, to be made with cash, locally drawn certified or cashier's check or wire transfer.	$ 11,470,000.00

3. THIRD PARTY FINANCING: Within _____ days from Effective Date ("Application Period"), **Buyer** will, at **Buyer's** expense, apply for third party financing in the amount of $______ or _____% of the purchase price to be amortized over a period of _____ years and due in no less than _____ years and with a fixed interest rate not to exceed ☐ _____% per year or variable interest rate not to exceed ☐ _____% at origination with a lifetime cap not to exceed _______% from initial rate, with additional terms as follows:

Buyer will pay for the mortgagee title insurance policy and for all loan expenses. **Buyer** will timely provide any and all credit, employment, financial and other information reasonably required by any lender. **Buyer** will notify **Seller** immediately upon obtaining financing or being rejected by a lender. If **Buyer**, after diligent effort, fails to obtain a written commitment within ________ days from Effective Date ("Financing Period"), **Buyer** may cancel the Contract by giving prompt notice to **Seller** and **Buyer's** deposit(s) will be returned to **Buyer** in accordance with Paragraph 9.

Buyer (____) (____) and **Seller** (____) acknowledge receipt of a copy of this page, which is page 1 of 5 Pages.

4. TITLE: Seller has the legal capacity to and will convey marketable title to the Property by ☑ statutory warranty deed ☐ other ______________________________, free of liens, easements and encumbrances of record or known to **Seller**, but subject to property taxes for the year of closing; covenants, restrictions and public utility easements of record; and (list any other matters to which title will be subject) ______________________________

____

provided there exists at closing no violation of the foregoing and none of them prevents **Buyer's** intended use of the Property as commercial use ______________________________.

(a) Evidence of Title: Seller will, at (check one) ☑ **Seller's** ☐ **Buyer's** expense and within 10 days ☐ from Effective Date ☑ prior to Closing Date ☐ from date **Buyer** meets or waives financing contingency in Paragraph 3, deliver to **Buyer** (check one)

☑ a title insurance commitment by a Florida licensed title insurer and, upon **Buyer** recording the deed, an owner's policy in the amount of the purchase price for fee simple title subject only to exceptions stated above.

☐ an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm. However, if such an abstract is not available to **Seller**, then a prior owner's title policy acceptable to the proposed insurer as a base for reissuance of coverage. The prior policy will include copies of all policy exceptions and an update in a format acceptable to **Buyer** from the policy effective date and certified to **Buyer** or **Buyer's** closing agent together with copies of all documents recited in the prior policy and in the update.

(b) Title Examination: Buyer will, within 15 days from receipt of the evidence of title deliver written notice to **Seller** of title defects. Title will be deemed acceptable to **Buyer** if (1) **Buyer** fails to deliver proper notice of defects or (2) **Buyer** delivers proper written notice and **Seller** cures the defects within _____ days from receipt of the notice ("Curative Period"). If the defects are cured within the Curative Period, closing will occur within 10 days from receipt by **Buyer** of notice of such curing. **Seller** may elect not to cure defects if **Seller** reasonably believes any defect cannot be cured within the Curative Period. If the defects are not cured within the Curative Period, **Buyer** will have 10 days from receipt of notice of **Seller's** inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price. The party who pays for the evidence of title will also pay related title service fees including title and abstract charges and title examination.

(c) Survey: (check applicable provisions below)

☑ **Seller** will, within 45 days from Effective Date, deliver to **Buyer** copies of prior surveys, plans, specifications, and engineering documents, if any, and the following documents relevant to this transaction: APPROVED PLANS, CONTRACT WITH THE GENERAL CONTRACTOR ______________________________, prepared for **Seller** or in **Seller's** possession, which show all currently existing structures.

☑ **Buyer** will, at ☐ **Seller's** ☑ **Buyer's** expense and within the time period allowed to deliver and examine title evidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals encroachments on the Property or that the improvements encroach on the lands of another, ☑ **Buyer** will accept the Property with existing encroachments ☐ such encroachments will constitute a title defect to be cured within the Curative Period.

(d) Ingress and Egress: Seller warrants that the Property presently has ingress and egress.

(e) Possession: Seller will deliver possession and keys for all locks and alarms to **Buyer** at closing.

5. CLOSING DATE AND PROCEDURE: This transaction will be closed in MIAMI-DADE County, Florida on or before the ______________, _______ or within 60 days from Effective Date ("Closing Date"), unless otherwise extended herein. ☑ **Seller** ☐ **Buyer** will designate the closing agent. **Buyer** and **Seller** will, within 45 days from Effective Date, deliver to Escrow Agent signed instructions which provide for closing procedure. If an institutional lender is providing purchase funds, lender requirements as to place, time of day, and closing procedures will control over any contrary provisions in this Contract.

(a) Costs: Buyer will pay taxes and recording fees on notes, mortgages and financing statements and recording fees for the deed. **Seller** will pay taxes on the deed and recording fees for documents needed to cure title defects. If **Seller** is obligated to discharge any encumbrance at or prior to closing and fails to do so, **Buyer** may use purchase proceeds to satisfy the encumbrances.

(b) Documents: Seller will provide the deed, bill of sale, mechanic's lien affidavit, assignments of leases, updated rent roll, tenant and lender estoppel letters, assignments of permits and licenses, corrective instruments and letters notifying tenants of the change in ownership/rental agent. If any tenant refuses to execute an estoppel letter, **Seller** will certify that information regarding the tenant's lease is correct. If **Seller** is a corporation, **Seller** will deliver a resolution of its Board of Directors authorizing the sale and delivery of the deed and certification by the corporate Secretary certifying the resolution and setting forth facts showing the conveyance conforms with the requirements of local law. **Seller** will transfer security deposits to **Buyer**. **Buyer** will provide the closing statement, mortgages and notes, security agreements and financing statements.

(c) Taxes, Assessments, and Prorations: The following items will be made current and prorated ☑ as of Closing Date ☐ as of ______________________: real estate taxes, bond and assessment payments assumed by **Buyer**, interest, rents, association dues, insurance premiums acceptable to **Buyer**, operational expenses and ______________________. If the amount of taxes and assessments for the current year cannot be ascertained, rates for the previous year will be used with due allowance being made for improvements and exemptions. **Seller** is aware of the following assessments affecting or potentially affecting the Property: ____. **Buyer** will be responsible for all assessments of any kind which become due and owing on or after Effective Date, unless the improvement is substantially completed as of Closing Date, in which case **Seller** will be obligated to pay the entire assessment.

(d) FIRPTA Tax Withholding: The Foreign Investment in Real Property Act ("FIRPTA") requires **Buyer** to withhold at closing a portion of the purchase proceeds for remission to the Internal Revenue Service ("I.R.S.") if **Seller** is a "foreign person" as defined by the Internal Revenue Code. The parties agree to comply with the provisions of FIRPTA and to provide, at or prior to closing, appropriate documentation to establish any applicable exemption from the withholding requirement. If withholding is required and **Buyer** does not have cash sufficient at closing to meet the withholding requirement, **Seller** will provide the necessary funds and **Buyer** will provide proof to **Seller** that such funds were properly remitted to the I.R.S.

6. ESCROW: Buyer and **Seller** authorize Sterling Business Law
Telephone: (305) 443-3444 Facsimile: ______________ Address: 2980 McFarlane Road, Suite 204 Miami, FL 33133 ____ to act as "Escrow Agent" to receive funds and other items and, subject to clearance, disburse them in accordance with the terms of this Contract. Escrow Agent will deposit all funds received in ☐ a non-interest bearing escrow account ☐ an interest bearing escrow account with interest accruing to ______________________ with interest disbursed (check one) ☐ at closing ☐ at ______________ intervals. If Escrow Agent receives conflicting demands or has a good faith doubt as to Escrow Agent's duties or liabilities under this Contract, he/she may (a) hold the subject matter of the escrow until the parties mutually agree to its disbursement or until issuance of a court order or decision of arbitrator determining the parties' rights regarding the escrow or (b) deposit the subject matter of the escrow with the clerk of the circuit court having jurisdiction over the dispute. Upon notifying the parties of such action, Escrow Agent will be released from all liability except for the duty to account for items previously delivered out of escrow. If a licensed real estate broker, Escrow Agent will comply with applicable provisions of Chapter 475, Florida Statutes. In any suit or arbitration in which Escrow Agent is made a party because of acting as agent hereunder or interpleads the subject matter of the escrow, Escrow Agent will recover reasonable attorneys' fees and costs at all levels, with such fees and costs to be paid from the escrowed funds or equivalent and charged and awarded as court or other costs in favor of the prevailing party. The parties agree that Escrow Agent will not be liable to any person for misdelivery to **Buyer** or **Seller** of escrowed items, unless the misdelivery is due to Escrow Agent's willful breach of this Contract or gross negligence.

7. PROPERTY CONDITION: Seller will deliver the Property to **Buyer** at the time agreed in its present "as is" condition, ordinary wear and tear excepted, and will maintain the landscaping and grounds in a comparable condition. **Seller** makes no warranties other than marketability of title. By accepting the Property "as is," **Buyer** waives all claims against **Seller** for any defects in the property. (Check **(a)** or **(b)**)

☑ **(a) As Is: Buyer** has inspected the Property or waives any right to inspect and accepts the Property in its "as is" condition.

☐ **(b) Due Diligence Period: Buyer** will, at **Buyer's** expense and within _______ days from Effective Date ("Due Diligence Period"), determine whether the Property is suitable, in **Buyer's** sole and absolute discretion, for **Buyer's** intended use and development of the Property as specified in Paragraph 4. During the Due Diligence Period, **Buyer** may conduct any tests, analyses, surveys and investigations ("Inspections") which **Buyer** deems necessary to determine to **Buyer's** satisfaction the Property's engineering, architectural, environmental properties; zoning and zoning restrictions; flood zone designation and restrictions; subdivision regulations; soil and grade; availability of access to public roads, water, and other utilities; consistency with local, state and regional growth management and comprehensive land use plans; availability of permits, government approvals and licenses; compliance with American with Disabilities Act; absence of asbestos, soil and ground water contamination; and other inspections that **Buyer** deems appropriate to determine the suitability of the Property for **Buyer's** intended use and development. **Buyer** shall deliver written notice to **Seller** prior to the expiration of the Due Diligence Period of **Buyer's** determination of whether or not the Property is acceptable. **Buyer's** failure to comply with this notice requirement shall constitute acceptance of the Property in its present "as is" condition. **Seller** grants to **Buyer**, its agents, contractors and assigns, the right to enter the Property at any time during the Due Diligence Period for the purpose of conducting Inspections; provided, however, that **Buyer**, its agents, contractors and assigns enter the Property and conduct Inspections at their own risk. **Buyer** shall indemnify and hold **Seller** harmless from losses, damages, costs, claims and expenses of any nature, including attorneys' fees at all levels, and from liability to any person, arising from the conduct of any and all inspections or any work authorized by **Buyer**. **Buyer** will not engage in any activity that could result in a mechanic's lien being filed against the Property without **Seller's** prior written consent. In the event this transaction does not close, (1) **Buyer** shall repair all damages to the Property resulting from the Inspections and return the Property to the condition it was in prior to conduct of the Inspections, and (2) **Buyer** shall, at **Buyer's** expense, release to **Seller** all reports and other work generated as a result of the Inspections. Should **Buyer** deliver timely notice that the Property is not acceptable, **Seller** agrees that **Buyer's** deposit shall be immediately returned to **Buyer** and the Contract terminated.

(c) Walk-through Inspection: Buyer may, on the day prior to closing or any other time mutually agreeable to the parties, conduct a final "walk-through" inspection of the Property to determine compliance with this paragraph and to ensure that all Property is on the premises.

(d) Disclosures:

1. Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

2. Energy Efficiency: Buyer may have determined the energy efficiency rating of the building, if any is located on the Real Property.

8. OPERATION OF PROPERTY DURING CONTRACT PERIOD: Seller will continue to operate the Property and any business conducted on the Property in the manner operated prior to Contract and will take no action that would adversely impact the Property, tenants, lenders or business, if any. Any changes, such as renting vacant space, that materially affect the Property or **Buyer's** intended use of the Property will be permitted ☑ only with **Buyer's** consent ☐ without **Buyer's** consent.

9. RETURN OF DEPOSIT: Unless otherwise specified in the Contract, in the event any condition of this Contract is not met and **Buyer** has timely given any required notice regarding the condition having not been met, **Buyer's** deposit will be returned in accordance with applicable Florida laws and regulations.

10. DEFAULT:

(a) In the event the sale is not closed due to any default or failure on the part of **Seller** other than failure to make the title marketable after diligent effort, **Buyer** may either (1) receive a refund of **Buyer's** deposit(s) or (2) seek specific performance. If **Buyer** elects a deposit refund, **Seller** will be liable to Broker for the full amount of the brokerage fee.

(b) In the event the sale is not closed due to any default or failure on the part of **Buyer**, **Seller** may either (1) retain all deposit(s) paid or agreed to be paid by **Buyer** as agreed upon liquidated damages, consideration for the execution of this Contract, and in full settlement of any claims, upon which this Contract will terminate or (2) seek specific performance. If **Seller** retains the deposit, **Seller** will pay the Listing and Cooperating Brokers named in Paragraph 12 fifty percent of all forfeited deposits retained by **Seller** (to be split equally among the Brokers) up to the full amount of the brokerage fee.

11. ATTORNEY'S FEES AND COSTS: In any claim or controversy arising out of or relating to this Contract, the prevailing party, which for purposes of this provision will include **Buyer**, **Seller** and Broker, will be awarded reasonable attorneys' fees, costs and expenses.

12. BROKERS: Neither **Buyer** nor **Seller** has utilized the services of, or for any other reason owes compensation to, a licensed real estate Broker other than:

(a) Listing Broker: ______________________________

who is ☐ an agent of ______________________________ ☐ a transaction broker ☐ a nonrepresentative and who will be compensated by ☐ **Seller** ☐ **Buyer** ☐ both parties pursuant to ☐ a listing agreement ☐ other (specify)

____

____

____

(b) Cooperating Broker: ______________________________

who is ☑ an agent of (______________________________ ☑ a transaction broker ☐ a nonrepresentative and who will be compensated by ☐ **Buyer** ☐ **Seller** ☐ both parties pursuant to ☐ an MLS or other offer of compensation to a cooperating broker ☐ other (specify)

____

____

____

(collectively referred to as "Broker") in connection with any act relating to the Property, including but not limited to inquiries, introductions, consultations and negotiations resulting in this transaction. **Seller** and **Buyer** agree to indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including reasonable attorneys' fees at all levels, and from liability to any person, arising from (1) compensation claimed which is inconsistent with the representation in this Paragraph, (2) enforcement action to collect a brokerage fee pursuant to Paragraph 10, (3) any duty accepted by Broker at the request of **Buyer** or **Seller**, which duty is beyond the scope of services regulated by Chapter 475, F.S., as amended, or (4) recommendations of or services provided and expenses incurred by any third party whom Broker refers, recommends or retains for or on behalf of **Buyer** or **Seller**.

13. ASSIGNABILITY; PERSONS BOUND: This Contract may be assigned to a related entity, and otherwise ☐ is not assignable ☐ is assignable. The terms "**Buyer,**" "**Seller**" and "Broker" may be singular or plural. This Contract is binding upon **Buyer**, **Seller** and their heirs, personal representatives, successors and assigns (if assignment is permitted).

14. OPTIONAL CLAUSES: (Check if any of the following clauses are applicable and are attached as an addendum to this Contract):

☐ Arbitration	☐ Seller Warranty	☐ Existing Mortgage
☐ Section 1031 Exchange	☐ Coastal Construction Control Line	☑ Other ADDENDUM NO 1
☐ Property Inspection and Repair	☐ Flood Area Hazard Zone	☐ Other ______________
☐ Seller Representations	☐ Seller Financing	☐ Other ______________

15. MISCELLANEOUS: The terms of this Contract constitute the entire agreement between **Buyer** and **Seller**. Modifications of this Contract will not be binding unless in writing, signed and delivered by the party to be bound. Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will be construed under Florida law and will not be recorded in any public records. Delivery of any written notice to any party's agent will be deemed delivery to that party.

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING. BROKER ADVISES BUYER AND SELLER TO VERIFY ALL FACTS AND REPRESENTATIONS THAT ARE IMPORTANT TO THEM AND TO CONSULT AN APPROPRIATE PROFESSIONAL FOR LEGAL ADVICE (FOR EXAMPLE, INTERPRETING CONTRACTS, DETERMINING THE EFFECT OF LAWS ON THE PROPERTY AND TRANSACTION, STATUS OF TITLE, FOREIGN INVESTOR REPORTING REQUIREMENTS, ETC.) AND FOR TAX, PROPERTY CONDITION, ENVIRONMENTAL AND OTHER SPECIALIZED ADVICE. BUYER ACKNOWLEDGES THAT BROKER DOES NOT OCCUPY THE PROPERTY AND THAT ALL REPRESENTATIONS (ORAL, WRITTEN OR OTHERWISE) BY BROKER ARE BASED ON SELLER REPRESENTATIONS OR PUBLIC RECORDS UNLESS BROKER INDICATES PERSONAL VERIFICATION OF THE REPRESENTATION. BUYER AGREES TO RELY SOLELY ON SELLER, PROFESSIONAL INSPECTORS AND GOVERNMENTAL AGENCIES FOR VERIFICATION OF THE PROPERTY CONDITION, SQUARE FOOTAGE AND FACTS THAT MATERIALLY AFFECT PROPERTY VALUE.

DEPOSIT RECEIPT: Deposit of $__________ by ☐ __________ check ☐ other ______________ received on ______________, __________ by ______________________________

Signature of Escrow Agent

OFFER: Buyer offers to purchase the Property on the above terms and conditions. Unless acceptance is signed by **Seller** and a signed copy delivered to **Buyer** or **Buyer's** agent no later than ________ ☐a.m. ☐p.m. on ______________, ______, **Buyer** may revoke this offer and receive a refund of all deposits.

Date: 12/3/12 **BUYER:** Omega Commercial Finance Corp. Tax ID No:__________

Title:______________ Telephone: 305-704-3294 Facsimile:__________

Address: 1000 5th Street Ste 200 Miami, FL 33139

Date: 12/3/12 **BUYER:** Jon S. Cummings Tax ID No:__________

Title: President Telephone:__________ Facsimile:__________

Address: 1000 5th St. Ste 200 Miami, FL 33139

ACCEPTANCE: Seller accepts **Buyer's** offer and agrees to sell the Property on the above terms and conditions (☐ subject to the attached counter offer).

Date: 12/05/12 **SELLER:** EUGENIO MARRAPODI (THE CLUB INVESTMENT GROUP LLC) Tax ID No:__________

Title: P Telephone: 646 807-8012 Facsimile:__________

Address: 1680 MICHIGAN AVE #1022 - MIAMI BEACH - 33139 FL

Date:__________ **SELLER:**______________________ Tax ID No:__________

Title:______________ Telephone:__________ Facsimile:__________

Address:______________________________

Buyer (____) (____) and **Seller** (____) (____) acknowledge receipt of a copy of this page, which is page 5 of 5 Pages.